UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 28, 2015

HOUGHTON MIFFLIN HARCOURT COMPANY
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-36166 (Commission File No.)	27-1566372 (IRS Employer Identification No.)

222 Berkeley Street Boston, MA (Address of principal executive offices)	02116 (Zip Code)

(617) 351-5000
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.        Regulation FD Disclosure.
Pursuant to the investor rights agreement (the “Investor Rights Agreement”), dated June 22, 2012, among Houghton Mifflin Harcourt Company (“we”, “our” or the “Company”) and certain of its stockholders, on April 28, 2015, the Company received a notice from Paulson & Co. Inc., on behalf of certain funds and managed accounts who are stockholders of the Company (the “Demand Holders”), requesting that the Company effect an underwritten public offering (the “Offering”) of their shares of common stock with a proposed aggregate offering size of at least $100 million. Under the terms of the Investor Rights Agreement, upon receipt of this notice from the Demand Holders, the Company is obligated to provide notice of the proposed Offering to certain stockholders of the Company who are parties to the Investor Rights Agreement to give such stockholders an opportunity to participate in the proposed Offering.
The Demand Holders have not finally determined when or if they will sell their shares of common stock in the proposed Offering. The Demand Holders are also working with the Company to make a final determination on the timing of the Offering, which, if it occurs, will be no later than July 31, 2015.
THIS CURRENT REPORT DOES NOT CONSTITUTE AN OFFER TO SELL ANY SHARES OF OUR COMMON STOCK OR THE SOLICITATION OF AN OFFER TO BUY ANY SHARES OF OUR COMMON STOCK IN ANY JURISDICTION.
THIS INFORMATION IS BEING FURNISHED PURSUANT TO ITEM 7.01 OF FORM 8-K AND SHALL NOT BE DEEMED “FILED” FOR PURPOSES OF THE SECURITIES ACT OF 1933 OR SECURITIES  EXCHANGE ACT OF 1934, EACH AS AMENDED, OR INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OR EXCHANGE ACT, EXCEPT AS EXPRESSLY SET FORTH BY SPECIFIC REFERENCE IN SUCH FILING.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOUGHTON MIFFLIN HARCOURT COMPANY

By:	/s/ William F. Bayers
Name:	William F. Bayers
Title:	Executive Vice President, Secretary and General Counsel

Dated:  April 29, 2015